17 March 2023 Life360 reports CY 2022 results • CY22 revenue of $228.3 million, in line with guidance. YoY increase of 103%, with Subscription revenue of $153.3 million up 77% YoY • CY22 year-end Annualized Monthly Revenue1 (AMR) (excluding hardware) of $224.4 million, up 61% YoY, ahead of guidance. January 2023 AMR of $229.6 million reflects full monthly benefit of subscriber price increases • CY22 net loss of $91.6 million; CY22 Adjusted EBITDA loss of $40.1 million in line with guidance • January 2023 U.S. Average Revenue Per Paying Circle (ARPPC) of $138.36 increased 42% YoY reflecting the full month benefits of higher pricing • Record annual growth in Global Monthly Active Users (MAU) of more than 13.1 million, up 37% YoY, with record net additions in both the U.S. and International markets • Year-end cash, cash equivalents and restricted cash of $90.4 million in line with guidance • CY23 guidance for more than 50% YoY growth for core Life360 subscription revenue.2 Consolidated revenue of $300 million - $310 million and positive Adjusted EBITDA3 and Operating Cash Flow of $5 million - $10 million expected for the full year, with positive Adjusted EBITDA and Operating Cash Flow targeted on a quarterly basis beginning with Q2’23 and for full CY23. San Francisco area-based Life360, Inc. (Life360 or the Company) (ASX: 360) today reported unaudited financial results for the year ended December 31, 2022. Life360 Chief Executive Officer Chris Hulls said: “2022 has been a tremendous year of progress for Life360. Our largest ever annual Global MAU growth to almost 50 million cements our position as the market-leading family safety membership service. We finished the year with a 61% YoY uplift in December AMR; this has accelerated to 64% in January4 with the full month benefit of the significant price increases implemented across our monthly U.S. iOS membership base in late 2022. As previously foreshadowed, Q4 Paying Circles were in line with Q3, while achieving an almost 50% price increase for existing monthly iOS subscribers. Our January 2023 monthly ARPPC increased 42% YoY in the U.S.; we see further upside with the rollout of U.S price increases for our existing monthly Android subscribers expected to take effect during the second quarter of CY23. “The churn impact from the November 2022 iOS price increase performed better than expected, showcasing our strong value proposition, as well as the loyalty and engagement of our member base. We are back to subscriber growth in the U.S. in January and February, and International subscriber trends remain very strong. Tile Membership bundling has launched and is scaling up over the course of March as we optimize the user experience. The early signals are positive, and we are excited about the opportunity to improve paid user conversion and retention, and deploy upsell strategies over the longer term following encouraging results from our ‘Gift with Membership’ trials in CY22. “Tile’s Q4 hardware unit sales delivered a seasonal uplift, however continued to be impacted by headwinds in the U.S. consumer electronics markets. Retailers adopted a very cautious approach, resulting in much lower inventory in retail channels. We also saw aggressive competition from Apple, which is nonetheless driving the category forward. While hardware sales were below previous expectations, we have taken a prudent approach to managing hardware inventory, limiting the impact on our Adjusted EBITDA and operating cash flow. While we are excited about the potential for long-term category growth, Tile’s primary strategic value remains the opportunity to drive subscription revenue. “Looking forward to CY23, we are very optimistic about our ability to continue to deepen our user engagement and reinforce our competitive position by ongoing investment to improve the core user experience. We have delivered impressive subscription revenue growth in CY22, and see the opportunity to further leverage our proven pricing power and ongoing Membership enhancements to deliver continued strong growth momentum. For Tile we see opportunities to leverage category creation with product use case orientation, and differentiation such as the recently launched Anti-Theft Mode. This new feature is designed to protect valuables from theft by increasing the chances of recovery, providing a key point of differentiation Note: The financial information in this announcement is unaudited. All references to $ are to U.S. $. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

with AirTags. We are also excited about our International opportunity, based on the successful playbook deployed in Canada, and impressive CY22 performance in major territories. The full membership offering is expected to launch in the UK during the second half, as previously advised.

"We are approaching CY23 with an appropriate balance of fiscal responsibility and prudent investment to position the business for long-term success, and make the most of the many exciting growth options available to us. As we announced in January, we have streamlined our workforce to drive a sharpened focus on our key strategic product initiatives, with annualized savings of at least $15 million. We also see opportunities for additional operating cost savings, including for platform commissions to continue reducing over time, and greater marketing efficiency. In CY22 we implemented a multi-year strategy to reduce our cloud infrastructure costs, with significant efficiency improvements achieved during the year. We anticipate further efficiencies in CY23 through operational optimization and a long-term agreement with our preferred provider. These positive initiatives benefit the cost base, and together with strong revenue growth will allow us to leverage scale, and deliver our first full year of positive Adjusted EBITDA[3] and operating cash flow in CY23. And in a time of continued macro uncertainty, we have a strong balance sheet, with cash, restricted cash and cash equivalents of more than $90 million at CY22 year-end."

[1] We use Annualized Monthly Revenue ("AMR") to identify the annualized monthly value of active customer agreements for a particular period. AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded.

[2] Core Life360 subscription revenue excludes Tile and Jiobit subscriptions

[3] Adjusted EBITDA is a Non-GAAP measure. For the definition of Adjusted EBITDA and the use of this Non-GAAP measure, as well as a reconciliation of Net Loss to Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below

[4] The increase in AMR represents the uplift from December 2021 to January 2023

Key Performance Indicators[5]

(in millions, except ARPPC, ARPPS, and ASP)	Q4 2022	Q4 2021	% YoY	CY 2022	CY 2021	% YoY
Life360 Core[6]						
Monthly Active Users (MAU) - Global	48.6	35.5	36.9 %	48.6	35.5	36.9 %
U.S.	30.9	23.7	30.7 %	30.9	23.7	30.7 %
International	17.6	11.8	49.2 %	17.6	11.8	49.2 %
Australia	1.4	1.0	40.5 %	1.4	1.0	40.5 %
Paying Circles - Total	1.5	1.2	23.0 %	1.5	1.2	23.0 %
U.S.	1.2	1.0	17.4 %	1.2	1.0	17.4 %
International	0.3	0.2	47.6 %	0.3	0.2	47.6 %
Average Revenue per Paying Circle (ARPPC)	$ 103.89	$ 88.69	17.1 %	$ 95.40	$ 80.20	19.0 %
Life360 Consolidated (Adjusted for 2021)[7]						
Subscriptions	2.1	1.8	19.7 %	2.1	1.8	19.7 %
Average Revenue per Paying Subscription (ARPPS)	$ 86.39	$ 74.04	16.7 %	$ 79.75	$ 67.70	17.8 %
Net hardware units shipped	1.7	3.3	(48.9)%	3.6	6.2	(42.1)%
Average Sale Price (ASP)	$ 11.48	$ 15.12	(24.1)%	$ 13.47	$ 15.04	(10.4)%
Annualized Monthly Revenue (AMR)[8]	$ 224.4	$ 139.8	60.6 %	$ 224.4	$ 139.8	60.6 %

[5] All references to $ are to U.S. $. Additionally, numbers may not add or recalculate due to rounding

[6] Life360 Core metrics relate solely to the Life360 mobile application

[7] With the exception of AMR, metrics presented for the years and periods ended December 31, 2022 and 2021 are adjusted and include pre-acquisition data for Tile and Jiobit related to periods before the acquisitions of Tile on January 5, 2022 and Jiobit on September 1, 2021.

[8] We use Annualized Monthly Revenue ("AMR") to identify the annualized monthly value of active customer agreements at the end of a reporting period. AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Monthly Active Users (MAU) (millions)


11.6
22.2
11.8
23.7
13.2
25.1
14.9
27.0
17.7
29.3
17.6
30.9
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
US
International

Paying Circles (thousands)


451
152
337
176
564
148
324
200
639
144
308
217
733
141
295
249
813
138
283
285
816
129
266
309
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
International Driver Protect
Legacy Plus/Other
US Legacy Driver Protect
US Membership

- Global MAU increased 37% YoY to 48.6 million, with CY22 delivering a record 13.1 million net additions, representing the highest ever net adds across both the U.S. and International markets. U.S. MAU increased 31% YoY, with net adds of 7.3 million. International MAU increased 49% with 5.8 million net adds benefiting from ongoing momentum in developed markets, particularly the UK, and a surge in new users in the Philippines. Q4 International MAU were largely unchanged QoQ, due to some normalization of the very substantial Q3 Philippines surge.
- Paying Circles increased 23% YoY, with International markets up 48%, delivering record net adds for the year despite nominal marketing spend. U.S. Paying Circles increased 17% YoY, a strong performance in the context of significant price increases for new members introduced in August, and for all monthly iOS members beginning in mid-November. As previously foreshadowed, Q4 U.S. Paying Circles were in line with Q3. Cumulative new and upsell subscribers in the Membership plans were 816 thousand, up 45% YoY, comprising Silver 10%, Gold 84% and Platinum 6% of total.
- CY22 Global ARPPC accelerated 19% YoY reflecting U.S. price increases late in the period. International ARPPC increased 4% YoY.
- CY22 Net Hardware Units Shipped reduced 42% YoY due to weak consumer electronics demand, the exit from less profitable sales channels and significant inventory reduction by major retailers. We believe the business enters CY23 with appropriate levels of inventory for Q1 bundling and in retail channels.

Operating Results[9]

Revenue

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
($ millions)	*(unaudited)*		*(unaudited)*	
Revenue				
Subscription	$ 45.4	$ 27.1	$ 153.3	$ 86.6
Hardware	19.6	1.0	47.9	1.0
Other	6.3	6.9	27.1	25.1
Total revenue	**$ 71.3**	**$ 34.9**	**$ 228.3**	**$ 112.6**
Annualized Monthly Revenue - December	$ 224.4	$ 139.8	$ 224.4	$ 139.8

- Q4'22 Consolidated subscription revenue increased 68% YoY (including Tile and Jiobit). Life360 core subscription revenue increased 51% YoY for Q4, and 54% for CY22, in line with guidance. CY22 revenue growth was supported by the 23% YoY uplift in Paying Circles, and 19% higher ARPPC.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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- Q4'22 Hardware revenue delivered a seasonal uplift versus Q3 while experiencing YoY declines (on an adjusted basis, including Tile pre-acquisition data). The challenging environment for consumer hardware impacted Q4 and CY22 results.
- Q4'22 Other revenue was slightly lower YoY while increasing YoY for CY22. These trends reflect the new de-risked business model adopted early in the year.
- December AMR increased 61% YoY as a result of strong subscription performance and the addition of Tile and Jiobit subscription revenue.

---

9 All references to $ are to U.S. $. Additionally, numbers may not add or recalculate due to rounding

Gross Profit[10]

	Three Months Ended December 31,				Year Ended December 31,			
		2022		2021		2022		2021
($ millions)		*(unaudited)*				*(unaudited)*		
Gross Profit	$	45.0	$	26.8	$	148.6	$	89.9
Gross Margin		*63.1 %*		*76.6 %*		*65.1 %*		*79.8 %*
Gross Margin (Subscription Only)		*82.6 %*		*78.2 %*		*80.0 %*		*79.4 %*

- Gross profit margin reduced versus Q4'21 and CY21 due to the Tile and Jiobit acquisitions, and hardware's traditionally lower gross margins. Q4'22 Subscription only gross margins increased to 82.6% as higher pricing benefited revenue. For the year ended December 31, 2022 subscription only gross margins increased to 80.0%.

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10 Gross Profit and Gross Margin presented here have been calculated utilizing unaudited GAAP financial results. Refer to the Investor Presentation for management's assessment of Gross Margin and Gross Profit utilizing Non-GAAP financial results.

Operating expenses

	Three Months Ended December 31,				Year Ended December 31,			
		2022		2021		2022		2021
($ millions)		*(unaudited)*				*(unaudited)*		
Research and development	$	25.2	$	15.2	$	102.5	$	51.0
Sales and marketing		22.0		15.3		92.4		47.5
Paid acquisition & TV		*5.2*		*4.5*		*26.5*		*12.5*
Commissions		*8.7*		*6.7*		*31.4*		*22.1*
Other sales and marketing		*8.1*		*4.1*		*34.5*		*12.9*
General and administrative		10.5		10.2		48.1		23.7
Total operating expenses	**$**	**57.7**	**$**	**40.6**	**$**	**243.0**	**$**	**122.1**

- YoY operating expense growth reflects the acquisitions of Tile and Jiobit, including increased headcount and the resulting increase in Stock Based Compensation, deal-related depreciation and amortization, and investment in integrating the combined businesses. In addition there was continued investment in efficient marketing spend, and commissions increased in line with higher subscription revenue.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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EBITDA and Adjusted EBITDA[11]

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
($ millions)	*(unaudited)*		*(unaudited)*	
Net Loss	$ (12.3)	$ (14.9)	$ (91.6)	$ (33.6)
EBITDA	(10.3)	(13.4)	(85.2)	(31.4)
Non-GAAP Adjustments	12.0	8.8	45.1	18.3
Adjusted EBITDA	**$ 1.6**	**$ (4.6)**	**$ (40.1)**	**$ (13.1)**

- Q4'22 delivered a positive Adjusted EBITDA contribution of $1.6 million versus an Adjusted EBITDA loss of $9.4 million in Q3 as a result of continued strong subscription revenue growth, realized cost efficiencies implemented in H1'22 and the seasonal Q4 uplift in hardware sales. CY22 Adjusted EBITDA loss of $40.1 million increased from $13.1 million in CY21 due to the addition of the Tile and Jiobit acquisitions, and investment in integrating the new businesses.

11 EBITDA and Adjusted EBITDA are non-GAAP measures. For definitions of EBITDA and Adjusted EBITDA and the use of these non-GAAP measures, as well as a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below. Additionally, numbers may not add or recalculate due to rounding.

Balance Sheet and Cash Flow[12]

	Three months ended December 31,		Year ended December 31,	
	2022	2021	2022	2021
($ millions)	*(unaudited)*		*(unaudited)*	
Net cash provided by/(used in) operating activities	$ (2.2)	$ (11.9)	$ (57.1)	$ (12.2)
Net cash provided by/(used in) investing activities	2.5	(0.1)	(111.6)	(7.1)
Net cash provided by financing activities	31.2	192.9	27.7	194.0
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	31.5	180.9	(141.0)	174.7
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 90.4**	**$ 231.3**	**$ 90.4**	**$ 231.3**

- Life360 ended CY22 with cash, cash equivalents and restricted cash of $90.4 million.
- Q4'22 net cash used in operating activities was $2.2 million of which $2.4 million relates to a one-time Tile acquisition adjustment. Normalized Q4'22 cash provided by operating activities of $0.2 million compared with net cash used of $16.4 million in Q3'22, reflecting the seasonality of the hardware business.
- Q4'22 net cash provided by investing activities of $2.5 million. For CY22, net cash used in investing activities of $111.6 million reflects the Tile acquisition.
- Q4'22 net cash provided by financing activities of $31.2 million is due to cash received from the November 2022 capital raise.

12 All references to $ are to U.S. $. Additionally, numbers may not add or recalculate due to rounding

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

Earnings Guidance13 For CY23, Life360 expects to deliver: • Core Life360 subscription revenue growth (excluding Tile and Jiobit) in excess of 50% YoY; • Hardware revenue growth of 0% to 5%, reflecting the continuing current challenges in the category; • Other revenue of approximately $26 million; • Consolidated revenue of $300 million - $310 million; • Positive Adjusted EBITDA and Operating Cash Flow of $5 million - $10 million, with positive Adjusted EBITDA and Operating Cash Flow anticipated on a quarterly basis beginning with Q2’23 and for the full CY23.14 ___________________________________ 13 In regards to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gain on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP. 14 Adjusted EBITDA was previously referred to as Underlying EBITDA. For definitions of EBITDA and Adjusted EBITDA and the use of these non-GAAP measures, as well as a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below.. Investor Conference Call A conference call will be held today at 9.30am AEDT, Friday 17 March 2023 (Thursday 16 March U.S. PT at 3.30pm). The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details Australia: +61 2 8015 6011 U.S.: +1 669 900 683 Other countries: details Meeting ID: 912 3982 7774 A replay will be available after the call at https://investors.life360.com Unaudited financial statements The Company is filing unaudited financial statements with this release. The Company currently intends to file a Form 10-K that includes audited financial statements early next week. The Company has until 31 March, 2023 to file the Annual Report on Form 10-K with the SEC and will be required to lodge the Form 10-K with the ASX at the same time as it files the Form 10-K with the SEC, under a waiver granted by the ASX (see separate filing). The Company does not expect any material changes in the final audited financial statements. Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360 operates a platform for today's busy families, bringing them closer together by helping them better know, communicate with, and protect the pets, people and things they care about most. The Company's core offering, the Life360 mobile app, is a market leading app for families, with features that range from communications to driving safety and location sharing. Life360 is based in San Mateo and had approximately 48.6 million monthly active users (MAU) as of December 31, 2022 located in more than 150 countries. For more information, please visit life360.com. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Tile, a Life360 company, locates millions of unique items every day by giving everything the power of smart location. Leveraging its superior nearby finding features and vast community that spans over 150 countries, Tile’s cloud-based finding platform helps people find the things that matter to them most. In addition to trackers in multiple form factors for a variety of use cases, Tile’s finding technology is embedded in over 55 partner products across audio, travel, wearables, smart home, and PC categories. For more information, please visit Tile.com. Contacts For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au For U.S. investors For U.S. media inquiries: investors@life360.com press@life360.com Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs, have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act. Forward-looking statements This announcement and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, consolidated revenue, Adjusted EBITDA, and operating cash flow; its capital position; future growth future price increases; user engagement, conversion and retention and subscriber churn; the strategic value and opportunities for Tile; operating cost savings, including through reduced commissions; and the timing of the completion of the audit for CY22 and the filing of Life360’s Annual Report on Form 10-K as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results and the ongoing review and audit for CY22 and completion thereof, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX filings, Form 10 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on April 26, 2022, as amended by Amendment No. 1 filed on June 13, 2022 and Amendment No. 2 filed on July 5, 2022 and effective as of June 27, 2022 and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Supplemental Business Metrics15 (in millions, except ARPPC, ARPPS, and ASP) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Life360 Core Monthly Active Users (MAU) - Global 28.1 32.4 33.8 35.5 38.3 42.0 47.0 48.6 U.S. 18.1 20.4 22.2 23.7 25.1 27.0 29.3 30.9 International 10.0 12.1 11.6 11.8 13.2 14.9 17.7 17.6 Australia 0.7 0.8 0.8 1.0 1.0 1.1 1.2 1.4 Paying Circles - Total 0.9 1.0 1.1 1.2 1.3 1.4 1.5 1.5 U.S. 0.7 0.8 0.9 1.0 1.1 1.1 1.2 1.2 International 0.2 0.2 0.2 0.2 0.2 0.3 0.3 0.3 Average Revenue per Paying Circle (ARPPC) $ 75.92 $ 79.95 $ 85.78 $ 88.69 $ 87.66 $ 89.34 $ 91.84 $ 103.89 Life360 Consolidated (Adjusted for 2021)* Subscriptions 1.3 1.5 1.6 1.8 1.8 2.0 2.1 2.1 Average Revenue per Paying Subscription (ARPPS) $ 63.70 $ 66.82 $ 71.65 $ 74.04 $ 73.88 $ 75.45 $ 77.00 $ 86.39 Net hardware units shipped 0.9 1.0 1.0 3.3 0.7 0.5 0.7 1.7 Average Sale Price (ASP) $ 15.68 $ 15.70 $ 13.58 $ 15.12 $ 15.08 $ 14.48 $ 15.63 $ 11.48 *Metrics presented for the periods Q4’21, Q3’21, Q2’21 and Q1’21 are adjusted to include data related to periods before the acquisitions of Jiobit, Inc. on September 1, 2021 and Tile, Inc. on January 5, 2022. _____________________ 15 All references to $ are to U.S. $. Additionally, numbers may not add or recalculate due to rounding Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Consolidated Statements of Operations and Comprehensive Loss (Dollars in U.S. $, in thousands, except share and per share data) Year Ended December 31, 2022 2021 2020 (unaudited) Subscription revenue $ 153,287 $ 86,551 $ 58,472 Hardware revenue 47,884 952 — Other revenue (including related party revenue of $0, $0 and $195, respectively) 27,134 25,140 22,183 Total revenue 228,305 112,643 80,655 Cost of subscription revenue 30,659 17,807 13,582 Cost of hardware revenue 45,441 1,340 — Cost of other revenue 3,607 3,621 1,813 Total cost of revenue 79,707 22,768 15,395 Gross Profit 148,598 89,875 65,260 Operating expenses: Research and development 102,480 50,994 39,643 Sales and marketing 92,419 47,473 30,190 General and administrative 48,110 23,670 12,078 Total operating expenses 243,009 122,137 81,911 Loss from operations (94,411) (32,262) (16,651) Other income (expense): Convertible notes fair value adjustment 1,786 (511) — Derivative liability fair value adjustment 1,295 (733) — Other income (expense), net 13 (178) 317 Total other income (expense), net 3,094 (1,422) 317 Loss before income taxes (91,317) (33,684) (16,334) Provision (benefit) for income taxes 312 (127) — Net loss (91,629) — (33,557) (16,334) Net loss per share, basic $ (1.47) $ (0.65) $ (0.33) Net loss per share, diluted $ (1.50) $ (0.65) $ (0.33) Weighted-average shares used in computing net loss per share, basic 62,209,545 51,656,195 49,346,050 Weighted-average shares used in computing net loss per share, diluted 62,839,593 51,656,195 49,346,050 Comprehensive loss Net loss (91,629) (33,557) (16,334) Change in foreign currency translation adjustment (6) — — Total comprehensive loss $ (91,635) $ (33,557) $ (16,334) Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Consolidated Balance Sheets (Dollars in U.S. $, in thousands, except share and per share data) December 31, 2022 December 31, 2021 (unaudited) Assets Current Assets: Cash and cash equivalents $ 75,444 $ 230,990 Restricted cash, current 13,274 — Accounts receivable, net 33,125 11,772 Inventory 10,826 2,009 Costs capitalized to obtain contracts, net 1,438 1,319 Prepaid expenses and other current assets 8,548 10,590 Total current assets 142,655 256,680 Restricted cash, noncurrent 1,647 355 Property and equipment, net 393 580 Costs capitalized to obtain contracts, noncurrent 626 330 Prepaid expenses and other assets, noncurrent 7,134 3,691 Right-of-use-asset 802 1,627 Intangible assets, net 52,699 7,986 Goodwill 133,674 31,127 Total Assets $ 339,630 $ 302,376 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable $ 13,791 $ 3,248 Accrued expenses and other current liabilities 27,015 10,547 Escrow liability 13,274 — Contingent consideration — 9,500 Convertible notes, current ($3,513 and $4,222 measured at fair value, respectively) 3,513 4,222 Deferred revenue, current 30,056 13,929 Total current liabilities 87,649 41,446 Convertible notes, noncurrent ($3,425 and $8,071 measured at fair value, respectively) 4,060 8,284 Derivative liability, noncurrent 101 1,396 Deferred revenue, noncurrent 2,706 — Other liabilities, noncurrent 576 1,205 Total Liabilities $ 95,092 $ 52,331 Commitments and Contingencies Stockholders’ Equity Common Stock, $0.001 par value; 100,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 65,239,843 and 60,221,799 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively 67 61 Additional paid-in capital 501,763 416,278 Notes due from affiliates (314) (951) Accumulated deficit (256,972) (165,343) Accumulated other comprehensive income (6) — Total stockholders’ equity 244,538 250,045 Total Liabilities and Stockholders’ Equity $ 339,630 $ 302,376 Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

Consolidated Statements of Cash Flows

(Dollars in U.S. $, in thousands)

	Year Ended December 31,		
	2022	2021	2020
	(unaudited)		
Cash Flows from Operating Activities:			
Net loss	$ (91,629)	$ (33,557)	$ (16,334)
Adjustments to reconcile net loss to net cash used in operating activities:			
Depreciation and amortization	9,199	876	657
Amortization of costs capitalized to obtain contracts	2,928	4,014	7,021
Stock-based compensation expense	34,680	11,754	8,091
Compensation expense in connection with revesting notes	(87)	184	—
Non-cash interest (income) expense, net	474	166	(23)
Convertible notes fair value adjustment	(1,786)	511	—
Derivative liability fair value adjustment	(1,295)	733	—
(Gain)/loss on revaluation of contingent consideration	(5,279)	3,600	—
Non-cash revenue from affiliate	(1,504)	—	—
Changes in operating assets and liabilities, net of acquisitions:			
Accounts receivable, net	6,474	(2,689)	(1,149)
Prepaid expenses and other assets	10,629	(943)	(2,220)
Inventory	(497)	(859)	—
Costs capitalized to obtain contracts, net	(3,343)	(1,713)	(5,240)
Accounts payable	(12,654)	559	1,925
Accrued expenses and other liabilities	(7,722)	4,720	438
Deferred revenue	4,660	1,671	770
Other liabilities, noncurrent	(303)	(1,180)	(1,186)
Net cash used in operating activities	(57,055)	(12,153)	(7,250)
Cash Flows from Investing Activities:			
Cash paid for acquisitions, net of cash acquired	(110,933)	(2,983)	—
Internal use software	(701)	—	—
Purchase of capital assets	—	(81)	(653)
Cash advance on convertible note receivable	—	(4,000)	—
Net cash used in investing activities	(111,634)	(7,064)	(653)
Cash Flows from Financing Activities:			
Proceeds from the exercise of options	2,394	3,543	1,594
Taxes paid related to net settlement of equity awards	(4,077)	(4,725)	(1,149)
Proceeds from repayment of notes due from affiliates	648	—	—
Payments on borrowings	—	(41)	(3,115)
Proceeds from borrowings	—	—	3,115
Repayment of convertible notes	(3,471)	—	—
Proceeds from capital raise, net of $1,050, $5,757, and $0 of transaction costs, respectively	32,215	193,064	—
Cash received in advance of the issuance of convertible notes	—	2,110	—
Net cash provided by financing activities	27,709	193,951	445
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(140,980)	174,734	(7,458)
Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period	231,345	56,611	64,069
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	$ 90,365	$ 231,345	$ 56,611
Supplemental disclosure:			
Cash paid during the period for taxes	—	(33)	—
Cash paid during the period for interest	(514)	(24)	—
Non-cash investing and financing activities:			
Fair value of stock issued in connection with an acquisition	$ 15,409	$ 13,821	$ —
Fair value of convertible debt issued in connection with an acquisition	—	11,597	—
Fair value of contingent consideration issued in connection with an acquisition	—	5,900	—
Fair value of vested options assumed in connection with an acquisition	—	533	—
Forgiveness of convertible note receivable in connection with an acquisition	—	4,023	—
Relative fair value of warrants issued with convertible debt	—	844	—
Beneficial conversion feature related to convertible debt	—	603	—
Fair value of bifurcated derivative related to convertible debt	—	663	—
Fair value of warrants held as investment in affiliate	5,474	—	—
Fair value of stock issued in settlement of contingent consideration	4,221	—	—
Total non-cash investing and financing activities:	$ 25,104	$ 37,984	$ —

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.

EBITDA and Adjusted EBITDA

In addition to total revenue, net loss and other results under GAAP, we utilize non-GAAP calculations of earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization and (iv) other income (expense). Adjusted EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) other income (expense), (v) stock-based compensation, (vi) costs related to filing our Registration Statement on Form 10 filed with the Securities and Exchange Commission ("Form 10"), (vii) acquisition and integration costs, and (viii) (gain)/loss on revaluation of contingent consideration.

The above items are excluded from EBITDA and Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included EBITDA and Adjusted EBITDA in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, these non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results.

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA.

	Quarter Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
	(in thousands)			
Net loss	$ (12,303)	$ (14,887)	$ (91,629)	$ (33,557)
Add (deduct):				
Convertible notes fair value adjustment	89	511	(1,786)	511
Derivative liability fair value adjustment (1)	(112)	321	(1,295)	733
Provision (benefit) for income taxes	228	17	312	(127)
Depreciation and amortization (2)	2,368	417	9,199	876
Other (income) expense, net	(614)	183	(13)	178
EBITDA	$ (10,344)	$ (13,438)	$ (85,212)	$ (31,386)
Stock-based compensation	10,193	3,538	34,680	11,938
Form 10 and IPO related costs	923	—	3,766	—
Acquisition and integration costs	852	1,683	11,949	2,744
(Gain)/loss on revaluation of contingent consideration	—	3,600	(5,279)	3,600
Adjusted EBITDA	$ 1,624	$ (4,617)	$ (40,096)	$ (13,104)

(1) To reflect the change in value of the derivative liability associated with the July 2021 Convertible Notes.
(2) Includes depreciation on fixed assets and amortization of acquired intangible assets

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

13

Adjusted Loss from Ordinary Activities after Tax Adjusted loss from ordinary activities after tax is defined as net loss, excluding (i) stock-based compensation, (ii) Form 10 transaction costs, (iii) acquisition and integration costs, (iv) gain on revaluation of contingent consideration, and (v) amortization attributable to intangible assets in connection with acquisitions. The above items are excluded from net loss because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe adjusted loss from ordinary activities after tax provides useful information to investors in understanding and evaluating our results of operations. This non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider this non-GAAP financial measure in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results. The following table presents a reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted loss from ordinary activities after tax. Year Ended December 31, 2022 2021 2020 (in thousands) Net loss $ (91,629) $ (33,557) $ (16,334) Stock-based compensation 34,680 11,938 8,091 Form 10 and IPO related costs 3,766 — — Acquisition and integration costs 11,949 2,744 — (Gain)/loss on revaluation of contingent consideration (5,279) 3,600 Non-recurring adjustment to reflect the deferral of portion of monthly subscription sales through a channel partner — — 862 Amortization attributable to intangible assets in connection with acquisitions 8,610 414 — Adjusted loss from ordinary activities after tax $ (37,903) $ (14,861) $ (7,381) Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 14